EXHIBIT 23.6



                     [LETTERHEAD OF WHITE, NELSON & CO. LLP]




                          INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated January 12, 1996, related to the consolidated financial statements of Century 21 Region V (Business Acquired by HFS Incorporated) as of and for the year ended July 31, 1995, included in the HFS Incorporated Current Report on Form 8-K, as amended, dated February 16, 1996, and incorporated by reference in the Joint Proxy Statement of CUC International, Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997.



         /s/ White, Nelson & Co.

         Anaheim, California
         December 16, 1997